UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2017, the Board of Directors (the "Board") of Heritage-Crystal Clean, Inc. ("the Company") appointed Jim Schumacher as a Class I director on the Board, filling the existing vacancy left by the resignation of Joseph Chalhoub on February 21, 2017. Mr. Schumacher will initially serve for a term expiring at the 2018 annual meeting of stockholders.

As a result of his appointment as director, Mr. Schumacher shall be entitled to receive the same compensation for his services that other non-employee directors receive for their services. The Company's non-employee director compensation is described in the Company's proxy statement that was filed with the Securities and Exchange Commission on March 22, 2017. There is no information that is required to be disclosed with respect to Mr. Schumacher pursuant to Item 404(a) of Regulation S-K.

Mr. Schumacher is currently a principal with GRE Capital, an Indianapolis based private equity firm. Prior to co-founding GRE in 2012, Mr. Schumacher served as President and CEO of Heritage Underground Gasification from it's formation in 2009 to 2012. Mr. Schumacher serves on the board of directors of Delta Technologies, a portfolio company of GRE Capital, and the investment committee of Heron Capital. In addition, he serves on the board of directors for The Mind Trust and Second Helpings. There are no arrangements or understandings between Mr. Schumacher and any other person pursuant to which Mr. Schumacher was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: December 13, 2017	By: /s/ Brian Recatto
Title: President, CEO and Director -- Principal Executive Officer